                          WAKEFIELD ENGINEERING, INC.
                                10 Audubon Road
                        Wakefield, Massachusetts  01880


                                  May 5, 1995


Shawmut Bank, N.A.
One Federal Street
Boston, MA 02211

    Re:   First Amendment to Loan Documents
          ---------------------------------

Ladies and Gentlemen:

    Reference is made to the Loan and Security Agreement, dated June 22, 1994 (the "Loan Agreement") and all other supplements, agreements, documents and instruments entered into pursuant thereto (collectively, the "Loan Documents"). Capitalized terms used herein shall have the meanings given them in the Loan Documents. The undersigned has requested that the Loan Agreement, the Subordination Agreement and certain other of the Loan Documents be amended as set forth herein. Accordingly, effective as of the date set forth above, the Borrower and Bank agree as follows:

    A.  Waiver of Non-Compliance with Covenants.
        ---------------------------------------

    Lender has previously waived Borrower's non-compliance with certain covenants under the Loan Documents.

    B.  Amendments to the Loan Agreement.
        --------------------------------

    1.  Section 1 of the Loan Agreement is amended as follows:

    (a) The definition of Borrowing Base is amended by deleting Section (b) in its entirety and substituting in lieu thereof the following:

         "(b) the lesser of (i) fifty-five (55%) percent of the first-in, first-out cost or market value, whichever is lower, of all Eligible Inventory or (ii) $2,200,000.00;"

    (b) The definition of Eligible Account is amended by deleting Section (a) in its entirety and substituting in lieu thereof the following:

         "(a) is not more than sixty (60) days from the due date on the original invoices;"

Shawmut Bank, N.A.
May 5, 1995
Page 2

    (c) The definition of Eligible Account is further amended by (i) deleting the words "ninety (90) days from the respective dates of original invoices" on the third and fourth lines of the paragraph beginning with the words "PROVIDED THAT" and substituting in lieu thereof the words "sixty (60) days from the respective due dates on the original invoices" and (ii) deleting the words "not more than ninety (90) days from the date of original invoices" on the ninth and tenth lines of the same paragraph and substituting in lieu thereof the words "not more than sixty (60) days from the due date on the original invoices."

    (d) The definition of Equipment Term Loan is amended by deleting the number and letter "2(b)" contained therein and substituting in lieu thereof the numbers and letter "2(b)I."

    (e) The Definition Section is amended by adding the definition of Equipment Term Loan B as follows:

         "'Equipment Term Loan B' means the loan made pursuant to Section 2(b)II hereof."

    (f) The definition of Excess Availability is amended by deleting the number "$4,000,000" contained therein and substituting in lieu thereof the number "$7,000,000."

    (g) The definition of Loan or Loans is amended to include Equipment Term Loan B.

    (h) The definition of Subordinated Indebtedness is amended by deleting the number "$250,000" contained therein and substituting in lieu thereof the number "$2,761,000".

    (i) The Definition Section is amended by adding the definition of Term Note B as follows:

         "'Term Note B" means the form of note attached as Exhibit B-1 hereto, as amended or modified, from time to time."

    (j) The definition of Termination Date is amended by deleting the words and numbers "June 22, 1996" contained therein and substituting in lieu thereof the words and numbers "May 5, 1997."

Shawmut Bank, N.A.
May 5, 1995
Page 3

    (k) The Definition Section is amended by adding the definition of Alpha as follows:

         "'Alpha' means Alpha Technologies Group, Inc., a Delaware corporation, (f/k/a Synercom Technology, Inc.) and its successors and assigns."

    2. The Loan Agreement is amended by deleting all references to the name "Synercom" and substituting in lieu thereof the name "Alpha".

    3. Section 2(a)(i) of the Loan Agreement is amended by deleting the words and number "Four Million Dollars ($4,000,000.00)" in the last sentence of the Section and substituting in lieu thereof the words and number "Seven Million Dollars ($7,000,000.00)."

    4. Section 2(a)(iii) of the Loan Agreement is amended to include the Borrower's purchase of the assets of Aham Tor, Inc.

    5. Section 2(a)(iv) of the Loan Agreement is amended by inserting the punctuation and words ", the Equipment Term Loan B" after the words "Equipment Term Loan" on the last line of the Section.

    6. Section 2(b) of the Loan Agreement is amended by deleting the letter "(b)" at the beginning of the Section and substituting in lieu thereof the letter and number "(b) I".

    7. A new Section 2(b) II is added to the Loan Agreement after Section 2(b) I as follows:

         "(b) II Equipment Term Loan B.  (i) On May 5, 1995, Bank shall make the
                 ---------------------
Equipment Term Loan B to Borrower. The amount of the Equipment Term Loan B shall be Two Hundred Sixty Five Thousand Dollars ($265,000.00). The Equipment Term Loan B shall be repaid in forty-seven (47) equal monthly installments of principal each in the amount of Five Thousand Five Hundred Twenty Dollars and 83/100 ($5,520.83), payable on the 1st day of each month commencing June 1, 1995, and a forty-eighth (48th) and final installment equal to all unpaid principal on May 1, 1999, together, in each instance, with all interest accrued thereon (at the rate specified below) to the date of payment. The Equipment Term Loan B shall be evidenced by a note substantially in the form of the Term Note B. Once repaid, the Equipment Term Loan B, or any portion thereof, may not be reborrowed."

    8. Section 2(c)(i) of the Loan Agreement is amended by deleting the words and numbers "Six Hundred Thousand Dollars ($600,000.00)" on the seventh line of the Section and substituting in lieu thereof the words and numbers "One Million Fifty Thousand Dollars

Shawmut Bank, N.A.
May 5, 1995
Page 4

($1,050,000)", and by deleting the words and numbers "Three Hundred Thousand Dollars ($300,000.00)" on the tenth and eleventh lines of the Section and substituting in lieu thereof the words and numbers "Seven Hundred Fifty Thousand Dollars ($750,000)."

    9. Section 2(c)(i) of the Loan Agreement is further amended by deleting the words and number "eighty-five percent (85%)" on the fourteenth line thereof and substituting in lieu thereof the words and number "seventy-five percent (75%)."

    10. Section 2(e)(iii) of the Loan Agreement is amended by deleting the words and numbers "June 22, 1996" and the number "$10,000" therein and substituting in lieu thereof the words and numbers "May 5, 1997" and the number "$15,000", respectively.

    11. Section 4(l) of the Loan Agreement is amended by deleting the last sentence of the Section.

    12. Section 4(m) of the Loan Agreement is amended by adding the following words to the end of the section:

         "and at 28715 Via Montezuma, Temecula, California."

    13. Section 4(n) of the Loan Agreement is amended by deleting the number "$250,000" from the last sentence in the Section and substituting in lieu thereof the number "$2,761,000."

    14. Section 8(a) of the Loan Agreement is amended by deleting the Section in its entirety and substituting in lieu thereof the following:

         "(a) Tangible Capital Base.  Permit its Tangible Capital Base to be
              ---------------------
less than the following amounts at the end of the respective periods (measured in fiscal quarters) set forth below:

                                      Minimum Tangible
Period                                  Capital Base
- ------------------------------------  ----------------

6 months ending April 30, 1995:            $ 1,850,000
9 months ending July 31, 1995:             $ 2,100,000
12 months ending October 31, 1995:         $ 2,450,000
3 months ending January 31, 1996:          $ 2,900,000
6 months ending April 30, 1996:            $ 3,550,000
9 months ending July 31, 1996:             $ 4,300,000

Shawmut Bank, N.A.
May 5, 1995
Page 5

                                        Minimum Tangible
Period                                    Capital Base
- -------------------------------------   ----------------
12 months ending October 31, 1996:         $ 5,050,000
3 months ending January 31, 1997:          $5,650,000"

    15. Section 8(b)(1) is amended by deleting the Section in its entirety and inserting in lieu thereof the following:

         "8(b)  Debt Service and Unfinanced Capital Expenditures Coverage Ratio.
                ----------------------------------------------------------------
Permit the ratio of the aggregate of (A)(i) EBITDA minus (ii) unfinanced capital expenditures and minus (iii) permitted payments on Subordinated Indebtedness and any permitted Dividends to (B) the sum of (i) interest expense and (ii) CMLTD for any fiscal quarter of the Borrower to be less than 1.00 to 1.00 at the end of any such fiscal quarter in fiscal year 1995, 1.25 to 1.00 at the end of any such fiscal quarter in fiscal year 1996 and 1.50 to 1.00 at the end of any such fiscal quarter thereafter."

    16.  Section 8(b)(2) of the Loan Agreement is amended by deleting the
Section in its entirety.

    17. Section 8(c) of the Loan Agreement is amended by deleting the Section in its entirety and inserting in lieu thereof the following:

         "(c)  Leverage Ratio.  Permit the ratio of its Senior Indebtedness to
               --------------
Tangible Capital Base to be more than the following amounts at the end of the respective periods (measured in fiscal quarters) set forth below:

                                      Ratio of Sr. Debt to
Period                                Tangible Capital Base
- ------------------------------------  ---------------------

6 months ending April 30, 1995:       5.50 to 1.00
9 months ending July 31, 1995:        5.25 to 1.00
12 months ending October 31, 1995:    5.00 to 1.00
3 months ending January 31, 1996:     4.25 to 1.00
6 months ending April 30, 1996:       4.00 to 1.00
9 months ending July 31, 1996:        3.50 to 1.00
12 months ending October 31, 1996:    3.50 to 1.00
3 months ending January 31, 1997:     3.00 to 1.00"

Shawmut Bank, N.A.
May 5, 1995
Page 6

    18. Section 8(d) of the Loan Agreement is amended by deleting the Section in its entirety and substituting in lieu thereof the following:

    " (d) intentionally deleted."

    19. Section 8(e) of the Loan Agreement is amended by deleting the number "1.50" contained therein and substituting in lieu thereof the number "2.00."

    20. Section 8(f) of the Loan Agreement is amended by deleting the Section in its entirety and substituting in lieu thereof the following:

         "(f) Interest Coverage Ratio.  Permit the ratio of (i) Borrower's EBIT
              -----------------------
for each fiscal quarter to (ii) Borrower's interest expense for each fiscal quarter to be less than 2.50 to 1.00."

    21. Section 9(l) is amended by deleting the words "(but not to exceed $1,500 per audit prior to an Event of Default)" on the nineteenth and twentieth lines of the Section and substituting in lieu thereof the words "(but not to exceed $1,000 per audit, per location prior to an Event of Default)."

    C.   Conditions Precedent.
         --------------------

    Notwithstanding any other provisions of this First Amendment or any of the other Loan Documents, and without affecting in any manner the rights of the Bank under the other Sections of this First Amendment, this First Amendment shall not be effective as to Bank unless and until each of the following conditions has been and continues to be satisfied.

    1.   Documentation. Bank shall have received, in form and substance
         -------------
satisfactory to Bank and its counsel, a duly executed copy of this First Amendment, the First Amendment to the Revolving Credit Note, Term Note B and the First Amendment to Subordination Agreement, together with such additional documents, instruments and certificates as Bank and its counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Bank and its counsel.

    2.   No Default.  No Default or Event of Default shall exist.
         ----------

    3.   Restructure Fee.  Bank shall have received a restructure fee in the
         ---------------
amount of $9,287.50 from Borrower.

Shawmut Bank, N.A.
May 5, 1995
Page 7

    4.   Compliance Certificate.  Bank shall have received a Compliance
         ----------------------
Certificate from the Borrower to the effect that the Borrower is in compliance with all covenants under the Loan Agreement, including financial covenants as of April 30, 1995.

    5.   Borrowing Base Certificate.  Bank shall have received a Borrowing Base
         --------------------------
Certificate in the form attached as Exhibit E to the Loan Agreement containing Borrower's Accounts and Inventory information as of April 30, 1995.

    6.   Landlord Waiver.  Borrower agrees that, on or before June 5, 1995, it
         ---------------
will deliver to Bank a landlord waiver in form and substance satisfactory to the Bank with respect to the property located in Temecula, California.

    7.   Other Documents Regarding the Temecula, California Location.  Borrower
         -------------------------------------------------- --------
agrees that it will endeavor to obtain a Due Qualification Certificate from the Secretary of State of California, insurance binders indicating coverage for the Borrower with respect to the California location and such other documents related to the California location as the Bank may reasonably request.

    D.   Acknowledgement of Obligations.
         ------------------------------

    Borrower hereby (1) reaffirms and ratifies all of the promises, agreements, covenants and obligations to Bank under or in respect of the Loan Documents as amended hereby and (2) acknowledges that it is unconditionally liable for the punctual and full payment of all Obligations, including, without limitation, all charges, fees, expenses and costs (including attorneys' fees and expenses) under the Loan Documents, as amended thereby, and that it has no defenses, counterclaims or setoffs with respect to full, complete and timely payment and performance of all Obligations.

    E.   Miscellaneous.
         -------------

    Except as set forth herein, the undersigned confirms that the Loan Documents remain in full force and effect without amendment or modification of any kind. The undersigned further confirms that no Event of Default or events which with notice or the passage of time or both would constitute an Event of Default have occurred and are continuing and it is unconditionally liable to you for the full repayment of the Obligations, without defenses, counterclaims or setoffs of any kind.

Shawmut Bank, N.A.
May 5, 1995
Page 8

    Executed under seal on the date set forth above.

ATTEST:                           WAKEFIELD ENGINEERING, INC.


                                  By: /s/ Harry Chase
- --------------------------           --------------------------
Secretary     Name:                  Title:



Accepted in Boston, Massachusetts
as of May 5, 1995

SHAWMUT BANK, N.A.


By: /s/ Kim S. Foster
   ----------------------------
    Name:
    Title:

                                AMENDMENT NO. 1
                           TO REVOLVING CREDIT NOTE


    Reference is made to the Revolving Credit Note dated June 23, 1994 issued by the undersigned (the "Note).

    FOR VALUE RECEIVED, the undersigned agrees that the Note is amended as follows:

    1. The heading of the Note is amended by deleting the number "$4,000,000.00" and substituting in lieu thereof the number "$7,000,000.00".

    2. The Note is amended by deleting the words and number "FOUR MILLION DOLLARS ($4,000,000.00)" on the fourth line of the Note and substituting in lieu thereof the words and number "SEVEN MILLION DOLLARS ($7,000,000.00)".

    3. The Note is amended by inserting the words "as amended" after the words "dated as of the date hereof" on the sixth and seventh lines of the Note.

    4. The Note is amended by deleting the date "June 23, 1996" on the last line of the first paragraph of the Note and substituting in lieu thereof the date "May 5, 1997".

    4. Except as set forth herein the undersigned acknowledges and confirms that the Note remains in full force and effect without amendment or modification of any kind.

    Executed under seal on this 5th day of May, 1995.


                                      WAKEFIELD ENGINEERING, INC.


                                      By:  /s/ Harry Chase
                                          -----------------------
                                       Name:
                                       Title:

                                  TERM NOTE B

$265,000.00                                        Boston, Massachusetts
                                                            May 5, 1995

FOR VALUE RECEIVED, the undersigned ("Maker"), hereby promises to pay to the order of Shawmut Bank, N.A. with a place of business at One Federal Street, Boston, Massachusetts 02211 ("Bank"), the sum of Two Hundred Sixty Five Thousand Dollars ($265,000.00), together with interest on the unpaid principal amount from time to time outstanding prior to maturity at a fluctuating rate per annum equal to the sum of the Corporate Base Rate plus three quarters of one percent (3/4 of 1%). The principal amount hereof shall be repaid in forty-seven (47) equal monthly installments of Five Thousand Five Hundred Twenty Dollars and 83/100 ($5,520.83), payable on the first day of each month commencing June 1, 1995, and a forty-eighth (48th) and final installment equal to all unpaid principal on May 5, 1999, together, in each instance, with interest thereon to the date of payment.

After maturity (whether by acceleration or otherwise), interest shall be payable on the unpaid principal balance from time to time outstanding at a rate per annum equal to the interest rate otherwise applicable hereunder plus three percent (3%), until fully paid. Any payment hereunder not paid within ten (10) days after the date such payment is due shall be subject to a late charge equal to five percent (5%) of the amount overdue.

Interest and fees shall be calculated on the basis of a 360-day year times the actual number of days elapsed. At Bank's discretion, all payments will be applied first to unpaid accrued interest, then to principal, and then any balance to any charges, costs, expenses or late fees outstanding. "Corporate Base Rate," as used herein, shall mean for any day the rate on such day as
designated by Bank as its corporate base rate.   Any change in rate resulting
from a change in the Corporate Base Rate shall become effective as of the day on which such change in the Corporate Base Rate becomes effective. In no event shall interest payable hereunder exceed the highest rate permitted by applicable law. To the extent any interest received by Bank exceeds the maximum amount legally permitted, such payment shall be credited to principal, and any excess remaining after full payment of principal shall be refunded to Maker. This Note evidences the Equipment Term Loan B under that certain Loan and Security Agreement (the "Agreement") dated as of June 22, 1994, as amended by that certain First Amendment to Loan and Security Agreement dated as of the date hereof between Maker and Bank and is secured by and entitled to the benefits of the provisions of the Agreement and any other instruments or documents executed in connection therewith. The principal of this Note is subject to prepayment in the manner and to the extent provided in the Agreement. If an Event of Default (as defined in the Agreement) occurs, the entire balance of principal, accrued interest, and any and all other fees and charges payable hereunder may become immediately due and payable in the manner and with the effect provided in the Agreement.

As security for the payment and performance of Maker's obligations or the obligations of any guarantor or endorser hereof to the Bank or any holder hereof ("Holder") now existing or hereaf-ter arising, Holder is hereby granted a lien and security interest in and to any and all deposits or other sums at any time credited by or due from Holder to Maker or any guarantor or endorser, whether in regular or special depository accounts or otherwise, and all moneys, securities and other property and the proceeds thereof, now or hereafter held or received by Holder, whether for safekeeping, custody, pledge, collection or otherwise. Upon the failure of Maker, or any guarantor or endorser hereof, to pay any amount hereunder when due, in addition to and not in limitation of any and all rights and remedies of the Holder hereunder or otherwise, all of such rights and remedies being cumulative, Holder may set off any such deposits, other sums, moneys, securities and other property and the proceeds thereof against any or all of the obligations of Maker, guarantors or endorsers to Holder, without prior notice or demand, and regardless of whether or not such obligations are secured by any other collateral, and regardless of the adequacy of any such other collateral.

Maker agrees to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses incurred, or which may be incurred, by Holder in connection with the negotiation, documentation, administration (as provided in the Loan Agreement), enforcement and collection of this note and any other agreements, instruments and documents executed in connection herewith.

Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this note, and assent to extensions of the time of payment or forbearance or other indulgence without notice. No delay or omission of Holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. Acceptance by Holder of any payment after demand shall not be deemed a waiver of such demand. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

All payments required to be made hereunder shall be made to the Bank at its office at One Federal Street, Boston, Massachusetts 02211 or such other address as the Bank or any Holder may designate.

This instrument shall be governed by Massachusetts law.

Executed as an instrument under seal as of the date first above written.

WITNESS:                     WAKEFIELD ENGINEERING, INC.



                             By:  /s/ Harry Chase
- --------------------------      --------------------------
                                Name:
                                Title:

                        ALPHA TECHNOLOGIES GROUP, INC.
                           2500 City West Boulevard
                             Houston, Texas 77042


                                  May 5, 1995

Shawmut Bank, N.A.
One Federal Street
Boston, MA 02211

    Re:   First Amendment to Subordination Agreement
          ------------------------------------------

Ladies and Gentlemen:

    Reference is made to the Loan and Security Agreement (the "Loan Agreement"), the Subordination Agreement, both dated June 22, 1994, and all other supplements, agreements, documents and instruments entered into pursuant thereto (collectively, the "Loan Documents"). Capitalized terms used herein shall have the meanings given them in the Loan Documents. The Borrower has requested that the Loan Agreement, the Subordination Agreement and certain other of the Loan Documents be amended. Accordingly, effective as of the date set forth above, the Subordinated Creditor and Bank agree as follows:

    1. The Subordination Agreement is amended by deleting the name "Synercom Technology, Inc." in all instances where it appears and substituting in lieu thereof the name "Alpha Technologies Group, Inc.".

    2. The Subordination Agreement is amended by deleting the number "$250,000" in the second "WHEREAS" clause of the Agreement and substituting in lieu thereof the number "$2,761,000".

    3. Section 1.10 of the Subordination Agreement is amended by deleting the
Section in its entirety and substituting in lieu thereof the following:

        "1.10 Subordinated Note. The term "Subordinated Note" shall mean the $2,761,000 Promissory Note dated May 5, 1995 issued by Borrower to Subordinated Creditor as such Subordinated Note may, in accordance with this Agreement, be modified, amended, altered, changed or extended from time to time."

Shawmut Bank, N.A.
May 5, 1995
Page 2

    4. Section 2.6 of the Subordination Agreement is amended by deleting the Section in its entirety and substituting in lieu thereof the following:

        "2.6 Permitted Payments. (a) So long as no Event of Default shall have occurred and is continuing, or will occur as a result of making such payment, or will have occurred after giving effect to any payment or distribution which otherwise would be permitted hereby, the Borrower may pay or cause to be paid to the Subordinated Creditor, regularly scheduled payments of principal and interest under the Subordinated Note not to exceed an aggregate of $500,000 per fiscal quarter of Borrower; provided that Borrower shall not make any payments on the Subordinated Note unless and until the Excess Availability for a period of thirty days prior to the date of such payment and after giving effect to the payment is not less than $250,000 ("Permitted Payments"). Permitted Payments expressly permitted by the foregoing provisions of this Section 2.6(a) may be retained by Subordinated Creditor, free from the subordination provisions hereof, unless on or before the business day after the expiration of a period of one hundred eighty (180) days following receipt by Subordinated Creditor of such Permitted Payment the Lender shall provide notice to the Subordinated Creditor that at the time such Permitted Payment was made, an Event of Default had occurred and was continuing or would have occurred but for the passage of time or giving of notice or both, or did occur after giving effect to such payment."

    5. Section 16(d) of the Subordination Agreement is amended by deleting the number "$250,000" therein and substituting in lieu thereof the number "$2,761,000".

    6. The Subordinated Creditor hereby reaffirms and ratifies all of the promises, agreements, covenants and obligations to Bank under or in respect of the Subordination Agreement as amended hereby.

    7. Except as set forth herein, the Subordinated Creditor confirms that the Subordination Agreement remains in full force and effect without amendment or modification of any kind.

    Executed under seal on the date set forth above.

ATTEST:                                 ALPHA TECHNOLOGIES GROUP, INC.


/s/ Johnny J. Blanchard                 By: /s/ Lawrence Butler
- --------------------------                  ----------------------------------
Secretary                                   Name:
                                            Title:

Shawmut Bank, N.A.
May 5, 1995
Page 3


Accepted in Boston, Massachusetts
as of May 5, 1995

SHAWMUT BANK, N.A.

By: /s/ Kim S. Foster
   --------------------------------
   Name:
   Title: